                                                                     EXHIBIT 4.4

                             RESTRICTION ON TRANSFER

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR ANY STATE SECURITIES LAWS AND MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OFFERED, PLEDGED OR OTHERWISE DISTRIBUTED FOR VALUE UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER SUCH ACT OR LAWS COVERING SUCH SECURITY OR THE COMPANY RECEIVES AN OPINION OF COUNSEL FOR THE COMPANY STATING THAT SUCH SALE, TRANSFER, ASSIGNMENT, PLEDGE OR DISTRIBUTION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OF 1933 AND ALL APPLICABLE SECURITIES LAWS.


                           STOCK SUBSCRIPTION WARRANT
                                       FOR
                             SHARES OF COMMON STOCK
                                       OF
                                XATA CORPORATION


         In consideration of a payment of Fifty Dollars ($50.00) and other value received, ___________, or its successors or assigns ("Investor"), is entitled to subscribe for and purchase from XATA CORPORATION, a Minnesota corporation (the "Company"), at the price specified below at any time from and after the date hereof to and including December 7, 2010, ___________ (________) fully paid and nonassessable shares of the Company's common stock (the "Shares") at the price specified below (both the number of Shares subject to this warrant and the warrant exercise price being subject to adjustment as noted below).

         The warrant purchase price payable by Investor upon the exercise of this warrant (subject to adjustment as noted below) shall be $_____ per share (the "Warrant Exercise Price").

         This warrant is subject to the following provisions, terms and conditions:

         1. (a) The stock purchase rights represented by this warrant may be exercised by Investor, in whole or in part, by written notice of exercise delivered to the Company at least 20 days prior to the intended date of exercise, the surrender of this warrant (properly endorsed if required) at the principal office of the Company and the payment to the Company of the Warrant Exercise Price for the Shares for which this warrant is being exercised by cash, wire transfer, certified check or bank draft or through the cashless exercise procedure described in section 1(b). The Shares so purchased shall be deemed to be issued as of the close of business on the date on which this warrant has been exercised by payment to the Company of the Warrant Exercise Price. Certificates for the Shares so purchased, bearing the restrictive legend set forth at the start of this warrant, shall be delivered to Investor within 15 days after the stock purchase rights represented by this warrant have been so exercised, and, unless this warrant has expired, a new warrant representing the number of Shares, if any, with respect to which this warrant has not been exercised shall also be delivered to Investor within such time. No fractional Shares shall be issued upon the exercise of this warrant.

                  (b) (1) Provided the Company's common stock is then traded on an exchange, quoted by NASDAQ or otherwise traded as described in section 1(b)(4), Investor shall


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have the right (the "Conversion Right") to require the Company to convert this warrant or any portion thereof at any time prior to its expiration into Shares as provided for in this section 1(b). Upon exercise of the Conversion Right, the Company shall deliver to Investor (without payment by Investor of any cash consideration) that number of Shares equal to the quotient obtained by dividing
(x) the value of that portion of this warrant being exercised at the time the Conversion Right is exercised (determined by subtracting the aggregate Warrant Exercise Price for the Shares for which this warrant is being exercised from the aggregate Fair Market Value (as determined in section 1(b)(4)) for the Shares for which this warrant is being exercised being exercised immediately prior to the exercise of the Conversion Right) by (y) the Fair Market Value of one Share immediately prior to the exercise of the Conversion Right.

                           (2) The Conversion Right may be exercised by
Investor, at any time or from time to time, prior to the expiration of this warrant, on any business day, by delivering a written notice (the "Conversion Notice") to the Company at the offices of the Company and specifying (i) the total number of Shares Investor will purchase pursuant to such Conversion Right, and (ii) a place, and a date not less than five nor more than 20 business days from the date of the Conversion Notice, for the closing of such purchase.

                           (3) At any closing under section 1(b)(2), (i)
Investor will surrender this warrant to the Company, (ii) the Company will deliver to Investor a certificate or certificates for the number of Shares issuable upon such conversion, together with cash, in lieu of any fraction of a Share, and (iii) the Company will deliver to Investor a new warrant representing the number of Shares, if any, with respect to which this warrant has not been exercised.

                           (4) "Fair Market Value" of a Share as of a particular
date (the "Determination Date") shall mean:

                                    (i) If the Company's common stock is traded
         on an exchange or is quoted on the National Association of Securities Dealers, Inc. Automated Quotation ("NASDAQ") National Market System or the Small Cap Market, the average closing or last sale prices, respectively, reported for the ten business days immediately preceding the Determination Date.

                                    (ii) If the Company's common stock is not
         traded on an exchange, the NASDAQ National Market System, or the Small Cap Market, but is traded in the over-the-counter market, the average of the closing bid and asked prices reported for the ten business days immediately preceding the Determination Date.

         2. All Shares that may be issued upon the exercise of the purchase rights represented by this warrant shall, upon issuance, be duly authorized and issued, fully paid and nonassessable shares. The Company further covenants and agrees that during the period within which the purchase rights represented by this warrant may be exercised, the Company will at all times have authorized, and reserved for the purpose of issue or transfer upon exercise of the subscription rights evidenced by this warrant, a sufficient number of shares of its common stock to provide for the exercise of the purchase rights represented by this warrant.

         3. The Warrant Exercise Price shall be subject to adjustment from time to time as hereinafter provided in this section 3.

                  (a) If the Company at any time divides the outstanding shares of its common stock into a greater number of shares (whether pursuant to a stock split, stock dividend or otherwise), and conversely, if the outstanding shares of its common stock are combined into a smaller number of shares, the Warrant Exercise Price in effect immediately prior to such division or combination shall be proportionately adjusted to reflect the reduction or increase in the value of each such common share.

                  (b) If any capital reorganization or reclassification of the capital stock of the Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of the Company's common stock shall be entitled to receive stock, securities or assets with respect to or in exchange for such common shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, Investor of this warrant shall have the right to purchase and receive upon the basis and upon the terms and conditions specified in this warrant and in lieu of the Shares immediately theretofore purchasable and receivable upon the exercise of the purchase rights represented by this warrant, such shares of stock, other securities or assets as would have been issued or delivered to Investor if Investor had exercised this warrant and had received Shares prior to such reorganization, reclassification, consolidation, merger or sale. The Company shall not effect any such consolidation, merger or sale, unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume, by written instrument executed and mailed to the registered owner of this warrant at the last address of such owner appearing on the books of the Company, the obligation to deliver to such owner such shares of stock, securities or assets as, in accordance with the foregoing provisions, such owner may be entitled to purchase.

                  (c) If the Company takes any other action, or if any other event occurs, which does not come within the scope of the provisions of section 3(a) or 3(b), but which should result in an adjustment in the Warrant Exercise Price and/or the number of shares subject to this warrant in order to fairly protect the purchase rights of Investor under this warrant, an appropriate adjustment in such purchase rights shall be made by the Company.

                  (d) Upon each adjustment of the Warrant Exercise Price, Investor of this warrant shall thereafter be entitled to purchase, at the Warrant Exercise Price resulting from such adjustment, the number of shares obtained by multiplying the Warrant Exercise Price in effect immediately prior to such adjustment by the number of Shares purchasable pursuant hereto immediately prior to such adjustment and dividing the product thereof by the Warrant Exercise Price resulting from such adjustment.

                  (f) Upon any adjustment of the Warrant Exercise Price, the Company shall give written notice thereof, by first class mail, postage prepaid, addressed to the registered holder of this warrant at the address of such holder as shown on the books of the Company, which notice shall state the Warrant Exercise Price resulting from such adjustment and the increase or decrease, if any, in the number of Shares purchasable at such price upon the exercise of this warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based.

         4. This warrant shall not entitle Investor to any voting rights or other rights as a shareholder of the Company.

         5. Investor, by acceptance hereof, agrees to give written notice to the Company before transferring this warrant or transferring any Shares issuable or issued upon the exercise of this warrant of Investor's intention to do so, describing briefly the manner of any proposed transfer of this warrant or such holder's intention as to the Shares issuable upon the exercise hereof or the intended disposition to be made of such Shares upon such exercise. Promptly upon receiving such written notice, the Company shall present copies thereof to counsel for the Company. If, in the opinion of such counsel, the proposed transfer of this warrant or disposition of Shares may be effected without registration or qualification (under any federal or state law) of this warrant or such Shares issuable or issued upon the exercise hereof, the Company, as promptly as practicable, shall notify Investor of such opinion, whereupon Investor shall be entitled to transfer this warrant, or to exercise this warrant in accordance with its terms and dispose of the Shares received upon such exercise or to dispose of Share received upon the previous exercise of this warrant, all in accordance with the terms of the notice delivered by Investor to the Company, provided that an appropriate legend in substantially the form set forth at the start of this warrant respecting the foregoing restrictions on transfer and disposition may be endorsed on this warrant or the certificates for such Shares.

         6. Subject to the provisions of Section 5, this warrant and all rights hereunder are transferable, in whole or in part, at the principal office of the Company by Investor in person or by duly authorized attorney, upon surrender of this warrant properly endorsed to any person or entity who represents in writing that such person or entity is acquiring this warrant for investment and without any view to the sale or other distribution thereof. Each holder of this warrant, by taking or holding the same, consents and agrees that the bearer of this warrant, when endorsed, may be treated by the Company and all other persons dealing with this warrant as the absolute owner hereof for any purpose and as the person entitled to exercise the purchase rights represented by this warrant, or to the transfer hereof on the books of the Company, any notice to the contrary notwithstanding; but until such transfer on such books, the Company may treat the registered owner of this warrant as the owner for all purposes.

         7. Neither this warrant nor any term hereof may be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the party against which enforcement of the change, waiver, discharge or termination is sought.

         8. Any Shares purchased by Investor upon the exercise of this warrant shall be entitled to exercise piggyback registration rights on any sale by the Company or its shareholders of shares of the Company's common stock pursuant to a registration statement filed by the Company with the Securities & Exchange Commission pursuant to the U.S. Securities Act of 1933, subject to reduction in or exclusion from participation based on (i) advice of the managing underwriter that the inclusion of the Investor's shares in the amount requested will adversely affect the distribution by the Company or the initiating shareholder or (ii) registration rights granted to any other holder of the Company's securities. The Investors shall not be entitled to exercise piggyback rights with respect to any sale of shares which could be made without registration pursuant to Rule 144(k) under the Securities Act of 1933.

         IN WITNESS WHEREOF, the Company has caused this warrant to be signed and delivered by a duly authorized officer as of the ____ day of December, 2003.

                                              XATA CORPORATION.



                                              By
                                                 -------------------------------



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


                                WARRANT EXERCISE

                  (To be signed only upon exercise of warrant)


         The undersigned hereby irrevocably elects to exercise the purchase right represented by the foregoing warrant for, and to purchase thereunder, __________ shares of common stock of XATA CORPORATION to which such warrant relates and herewith makes payment of $________ therefor in cash or by check and requests that the certificates for such shares be issued in the name of, and be delivered to ____________________, whose address is set forth below the signature of the undersigned.

Dated:
       ------------
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             (Name and Address of Transferee)

                               WARRANT ASSIGNMENT

                  (To be signed only upon transfer of warrant)


         FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto __________ the purchase right represented by the foregoing warrant to purchase the shares of Common Stock of XATA CORPORATION to which such warrant relates and appoints ___________________ attorney to transfer such purchase right on the books of XATA CORPORATION, with full power of substitution in the premises.

Dated:
       ------------
                                             -----------------------------------

                                             -----------------------------------

                                             -----------------------------------
                                             (Name and Address of Transferee)



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